News Release
Contact:
Juan José Orellana
Investor Relations
562-435-3666, ext. 111143

MOLINA HEALTHCARE REPORTS REVISED
FOURTH QUARTER AND YEAR-END 2016 RESULTS
DUE TO CALIFORNIA MLR CORRIDOR CONTRACT ADJUSTMENT

•	Fourth quarter 2016 net loss per diluted share decreases $0.79, to $0.85

•	Net income per diluted share for full year 2016 increases $0.78, to $0.92

•	2017 guidance of $1.72 net income per diluted share and $2.09 adjusted net income per diluted share remains unchanged
Long Beach, California (March 1, 2017) — Molina Healthcare, Inc. (NYSE: MOH) today announced that, due to an oversight, its unaudited financial results for the fourth quarter and full year of 2016, as reported on February 15, 2017, did not include the impact of a retroactive contract amendment received in the fourth quarter of 2016 that changed the minimum medical loss ratio calculation under California’s Medicaid Expansion program.
The pre-tax impact of that retroactive contract amendment was $68 million favorable for both the fourth quarter and the full year of 2016. On a per diluted share basis, the contract amendment was favorable to fourth quarter 2016 results by $0.79 and favorable to full year 2016 results by $0.78. The California Medicaid Expansion minimum medical loss ratio requirement terminated effective June 30, 2016, so this amendment is entirely retrospective in nature. Accordingly, this development has no impact on the Company’s previously published outlook for 2017.
Income before income tax expense for the full year of 2016 after the adjustment will be $205 million, compared to $137 million previously reported on February 15, 2017. Similarly, net loss per diluted share for the three months ended December 31, 2016 will be $0.85, compared to the net loss per diluted share previously reported of $1.64. Net income per diluted share for the year ended December 31, 2016 will be $0.92, compared to the previously reported net income per diluted share of $0.14. These adjustments will be reflected in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.
“We want our stockholders to know that providing confidence and transparency in our financial statements has always been a top priority for Molina Healthcare,” said J. Mario Molina, Chief Executive Officer, Molina Healthcare, Inc. “We remain committed to strengthening and improving the performance of our core business in order to drive our profitability.”
About Molina Healthcare
Molina Healthcare, Inc., a FORTUNE 500 company, provides managed health care services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through our locally operated health plans in 12 states across the nation and in the Commonwealth of Puerto Rico, Molina currently serves approximately 4.2 million

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MOH Reports Fourth Quarter and Year-End 2016 Results

March 1, 2017

members. Dr. C. David Molina founded our company in 1980 as a provider organization serving low-income families in Southern California. Today, we continue his mission of providing high quality and cost-effective health care to those who need it most. For more information about Molina Healthcare, please visit our website at molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This earnings release contains “forward-looking statements” regarding our expected 2017 financial performance. Actual results could differ materially due to numerous known and unknown risks and uncertainties. Those known risks and uncertainties include, but are not limited to, the following:

•	the success of our profit improvement and cost-cutting initiatives;

•
the numerous political and market-based uncertainties associated with the Affordable Care Act (the “ACA”) or “Obamacare,” including any potential repeal and replacement of the law, amendment of the law, or move to state block grants for Medicaid;

•
the market dynamics surrounding the ACA Marketplaces, including but not limited to uncertainties associated with risk transfer requirements, the potential for disproportionate enrollment of higher acuity members, the withdrawal of cost sharing subsidies and/or premium tax credits, the adequacy of agreed rates, and potential disruption associated with market withdrawal;

•
subsequent adjustments to reported premium revenue based upon subsequent developments or new information, including changes to estimated amounts payable or receivable related to Marketplace risk adjustment/risk transfer, risk corridors, and reinsurance;

•	management of our medical costs, including our ability to reduce over time the high medical costs commonly associated with new patient populations;

•
our ability to predict with a reasonable degree of accuracy utilization rates, including utilization rates in new plans, geographies, and programs where we have less experience with patient and provider populations, and also including utilization rates associated with seasonal flu patterns or other newly emergent diseases;

•
significant budget pressures on state governments and their potential inability to maintain current rates, to implement expected rate increases, or to maintain existing benefit packages or membership eligibility thresholds or criteria, including the resolution of the Illinois budget impasse and continued payment of all amounts due to our Illinois health plan;

•
the success of our efforts to retain existing government contracts, including those in Illinois, Washington, Florida, Texas, and New Mexico, and to obtain new government contracts in connection with state requests for proposals (RFPs) in both existing and new states;

•
our ability to manage growth, including maintaining and creating adequate internal systems and controls relating to authorizations, approvals, provider payments, and the overall success of our care management initiatives;

•	our ability to consummate and realize benefits from acquisitions, and to integrate acquisitions;

•
our receipt of adequate premium rates to support increasing pharmacy costs, including costs associated with specialty drugs and costs resulting from formulary changes that allow the option of higher-priced non-generic drugs;

•	our ability to operate profitably in an environment where the trend in premium rate increases lags behind the trend in increasing medical costs;

•
the interpretation and implementation of federal or state medical cost expenditure floors, administrative cost and profit ceilings, premium stabilization programs, profit sharing arrangements, and risk adjustment provisions;

•	our estimates of amounts owed for such cost expenditure floors, administrative cost and profit ceilings, premium stabilization programs, profit-sharing arrangements, and risk adjustment provisions;

•
the Medicaid expansion cost corridors in New Mexico and Washington, and any other retroactive adjustment to revenue where methodologies and procedures are subject to interpretation or dependent upon information about the health status of participants other than Molina members;

•
the interpretation and implementation of at-risk premium rules and state contract performance requirements regarding the achievement of certain quality measures, and our ability to recognize revenue amounts associated therewith;

•	cyber-attacks or other privacy or data security incidents resulting in an inadvertent unauthorized disclosure of protected health information;

•
the success of our health plan in Puerto Rico, including the resolution of the Puerto Rico debt crisis, payment of all amounts due under our Medicaid contract, the effect of the PROMESA law, and our efforts to better manage the health care costs of our Puerto Rico health plan;

•	the success and renewal of our duals demonstration programs in California, Illinois, Michigan, Ohio, South Carolina, and Texas;

•	the accurate estimation of incurred but not reported or paid medical costs across our health plans;

•	efforts by states to recoup previously paid and recognized premium amounts;

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MOH Reports Fourth Quarter and Year-End 2016 Results

March 1, 2017

•	the continuation and renewal of the government contracts of our health plans, Molina Medicaid Solutions, and Pathways, and the terms under which such contracts are renewed;

•	complications, member confusion, or enrollment backlogs related to the annual renewal of Medicaid coverage;

•	government audits and reviews, or potential investigations, and any fine, sanction, enrollment freeze, monitoring program, or premium recovery that may result therefrom;

•	changes with respect to our provider contracts and the loss of providers;

•	approval by state regulators of dividends and distributions by our health plan subsidiaries;

•	changes in funding under our contracts as a result of regulatory changes, programmatic adjustments, or other reforms;

•	high dollar claims related to catastrophic illness;

•	the favorable resolution of litigation, arbitration, or administrative proceedings;

•	the relatively small number of states in which we operate health plans;

•
the availability of adequate financing on acceptable terms to fund and capitalize our expansion and growth, repay our outstanding indebtedness at maturity and meet our liquidity needs, including the interest expense and other costs associated with such financing;

•	our failure to comply with the financial or other covenants in our credit agreement or the indentures governing our outstanding notes;

•	the sufficiency of our funds on hand to pay the amounts due upon conversion of our outstanding notes;

•	the failure of a state in which we operate to renew its federal Medicaid waiver;

•	changes generally affecting the managed care or Medicaid management information systems industries;

•	increases in government surcharges, taxes, and assessments, including but not limited to the deductibility of certain compensation costs;

•	newly emergent viruses or widespread epidemics, public catastrophes or terrorist attacks, and associated public alarm;

•	increasing competition and consolidation in the Medicaid industry;
and numerous other risk factors, including those discussed in our periodic reports and filings with the Securities and Exchange Commission. These reports can be accessed under the investor relations tab of our website or on the SEC’s website at sec.gov. Given these risks and uncertainties, we can give no assurances that our forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by our forward-looking statements will in fact occur, and we caution investors not to place undue reliance on these statements. All forward-looking statements in this release represent our judgment as of March 1, 2017, and we disclaim any obligation to update any forward-looking statements to conform the statement to actual results or changes in our expectations.

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MOH Reports Fourth Quarter and Year-End 2016 Results

March 1, 2017

MOLINA HEALTHCARE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31, 2016			Year Ended December 31, 2016
	As Previously Reported	Adjustments	As Revised	As Previously Reported	Adjustments	As Revised
	(Dollar amounts in millions, except per-share amounts)
Revenue:
Premium revenue	$4,109	$68	$4,177	$16,324	$68	$16,392
Service revenue	131	—	131	539	—	539
Premium tax revenue	120	3	123	465	3	468
Health insurer fee revenue	94	—	94	345	—	345
Investment income and other revenue	9	—	9	38	—	38
Total revenue	4,463	71	4,534	17,711	71	17,782
Operating expenses:
Medical care costs	3,844	—	3,844	14,774	—	14,774
Cost of service revenue	123	—	123	485	—	485
General and administrative expenses	359	—	359	1,393	—	1,393
Premium tax expenses	120	3	123	465	3	468
Health insurer fee expenses	54	—	54	217	—	217
Depreciation and amortization	37	—	37	139	—	139
Total operating expenses	4,537	3	4,540	17,473	3	17,476
Operating (loss) income	(74)	68	(6)	238	68	306
Interest expense	25	—	25	101	—	101
(Loss) income before income tax expense	(99)	68	(31)	137	68	205
Income tax (benefit) expense	(8)	24	16	129	24	153
Net (loss) income	$(91)	$44	$(47)	$8	$44	$52

Diluted net (loss) income per share	$(1.64)	$0.79	$(0.85)	$0.14	$0.78	$0.92

Diluted weighted average shares outstanding	55.6	—	55.6	56.3	—	56.3

Operating Statistics:
Medical care ratio (1)	93.6%		92.0%	90.5%		90.1%
General and administrative expense ratio (2)	8.0%		7.9%	7.9%		7.8%
Premium tax ratio (1)	2.8%		2.9%	2.8%		2.8%
Effective tax rate	79.0%		(54.5)%	94.1%		74.8%
Net profit margin (2)	(2.0)%		(1.0)%	—%		0.3%
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(1)	Medical care ratio represents medical care costs as a percentage of premium revenue; premium tax ratio represents premium tax expenses as a percentage of premium revenue plus premium tax revenue.

(2)
General and administrative expense ratio represents general and administrative expenses as a percentage of total revenue. Net profit margin represents net (loss) income as a percentage of total revenue.

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MOH Reports Fourth Quarter and Year-End 2016 Results

March 1, 2017

MOLINA HEALTHCARE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of December 31, 2016
	As Previously Reported	Adjustments	As Revised
	(In millions, except per-share data)
ASSETS
Current assets:
Cash and cash equivalents	$2,819	$—	$2,819
Investments	1,758	—	1,758
Receivables	974	—	974
Income taxes refundable	63	(24)	39
Prepaid expenses and other current assets	131	—	131
Derivative asset	267	—	267
Total current assets	6,012	(24)	5,988
Property, equipment, and capitalized software, net	454	—	454
Deferred contract costs	86	—	86
Intangible assets, net	140	—	140
Goodwill	620	—	620
Restricted investments	110	—	110
Deferred income taxes	10	—	10
Other assets	41	—	41
	$7,473	$(24)	$7,449
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$1,929	$—	$1,929
Amounts due government agencies	1,273	(71)	1,202
Accounts payable and accrued liabilities	382	3	385
Deferred revenue	315	—	315
Current portion of long-term debt	472	—	472
Derivative liability	267	—	267
Total current liabilities	4,638	(68)	4,570
Senior notes	975	—	975
Lease financing obligations	198	—	198
Deferred income taxes	15	—	15
Other long-term liabilities	42	—	42
Total liabilities	5,868	(68)	5,800
Stockholders’ equity:
Common stock, $0.001 par value; 150 shares authorized; outstanding: 57 shares at December 31, 2016 and 56 shares at December 31, 2015	—	—	—
Preferred stock, $0.001 par value; 20 shares authorized, no shares issued and outstanding	—	—	—
Additional paid-in capital	841	—	841
Accumulated other comprehensive loss	(2)	—	(2)
Retained earnings	766	44	810
Total stockholders’ equity	1,605	44	1,649
	$7,473	$(24)	$7,449

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MOH Reports Fourth Quarter and Year-End 2016 Results

March 1, 2017

MOLINA HEALTHCARE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended December 31, 2016			Year Ended December 31, 2016
	As Previously Reported	Adjustments	As Revised	As Previously Reported	Adjustments	As Revised
	(In millions)
Operating activities:
Net (loss) income	$(91)	$44	$(47)	$8	$44	$52
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	47	—	47	182	—	182
Deferred income taxes	2	—	2	22	—	22
Share-based compensation	2	—	2	26	—	26
Amortization of convertible senior notes and lease financing obligations	8	—	8	31	—	31
Other, net	2	—	2	16	—	16
Changes in operating assets and liabilities:
Receivables	79	—	79	(348)	—	(348)
Prepaid expenses and other assets	47	—	47	(69)	—	(69)
Medical claims and benefits payable	58	—	58	226	—	226
Amounts due government agencies	41	(71)	(30)	544	(71)	473
Accounts payable and accrued liabilities	(8)	3	(5)	(7)	3	(4)
Deferred revenue	(65)	—	(65)	92	—	92
Income taxes	(82)	24	(58)	(50)	24	(26)
Net cash provided by operating activities	40	—	40	673	—	673
Investing activities:
Purchases of investments	(485)	—	(485)	(1,929)	—	(1,929)
Proceeds from sales and maturities of investments	454	—	454	1,966	—	1,966
Purchases of property, equipment, and capitalized software	(33)	—	(33)	(176)	—	(176)
Change in restricted investments	—	—	—	4	—	4
Net cash paid in business combinations	—	—	—	(48)	—	(48)
Other, net	(7)	—	(7)	(19)	—	(19)
Net cash used in investing activities	(71)	—	(71)	(202)	—	(202)
Financing activities:
Proceeds from employee stock plans	8	—	8	18	—	18
Other, net	—	—	—	1	—	1
Net cash provided by financing activities	8	—	8	19	—	19
Net (decrease) increase in cash and cash equivalents	(23)	—	(23)	490	—	490
Cash and cash equivalents at beginning of period	2,842	—	2,842	2,329	—	2,329
Cash and cash equivalents at end of period	$2,819	$—	$2,819	$2,819	$—	$2,819

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MOH Reports Fourth Quarter and Year-End 2016 Results

March 1, 2017

MOLINA HEALTHCARE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES — 2017 OUTLOOK

	Amount	Per share (2)
	(In millions, except per-share amounts)
Net income - 2017 Outlook	$100	$1.72
Adjustments:
Amortization of intangible assets	34	0.59
Income tax effect (1)	(12)	(0.22)
Amortization of intangible assets, net of tax effect	22	0.37
Adjusted net income - 2017 Outlook	$122	$2.09
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(1)	Income tax effect calculated at the statutory tax rate of 37%.

(2)	Computation assumes 58.2 million diluted weighted average shares outstanding.

The following are descriptions of the adjustments made to GAAP measures used to calculate the non-GAAP measures used in this news release:

Adjusted net income: Net income (GAAP) less amortization of intangible assets, net of income tax effect calculated at the statutory tax rate of 37%. We believe that adjusted net income is very helpful in assessing our financial performance exclusive of the non-cash impact of the amortization of purchased intangibles.
Adjusted net income per diluted share: Adjusted net income divided by weighted average common shares outstanding on a fully diluted basis.

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